Exhibit 99.1

Unusual Machines Agrees to Exchange $1M of its Existing Debt for Series C Preferred Shares Convertible at Market Value

ORLANDO, FL / ACCESSWIRE / August 22, 2024 / Unusual Machines, Inc. (NYSE American: UMAC) (“Unusual Machines” or the “Company”), an American drone and drone components manufacturer, on August 21, 2024 entered into two exchange agreements (each, an “Exchange Agreement”) with existing promissory note holders. These agreements will cancel an aggregate of $1.0 million of the Company’s existing $4.0 million indebtedness. In exchange, Unusual Machines issued (i) two new convertible notes in the aggregate principal amount of $3.0 million (the “New Notes”), (ii) Series C preferred stock convertible into shares of our common stock at $1.59 per share, the share price at close of market as of August 20, 2024, and (iii) five-year warrants exercisable at $1.99 per share (subject to certain adjustments).

In addition, the New Notes contain an optional conversion feature into Series C preferred stock at $1.99 per share (125% of the closing bid price on August 20, 2024) and a reduction in interest rate from 8% to 4%.

The Notes and Series C preferred stock contain beneficial ownership limitations preventing the Note holders from owning in excess of 4.99%, 9.99% of outstanding shares of common stock and, subject to shareholder approval, 19.99% of all current outstanding common stock. The holders also received certain registration rights.

“We are excited to close on this deal which strengthens the Company’s balance sheet at current and above market rates while maintaining shareholder value for all investors. We have reduced the principal balance on the notes and secured a lower interest rate. We will continue to focus on cash flow and long-term positioning as we embark on our next stage of growth,” said Brian Hoff, CFO of Unusual Machines.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including embarking on our new stage of growth. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements,. The results expected by some or all of these forward-looking statements may not occur. Factors that affect these forward-looking statements include competition we face and the possibility that competitors develop and market more effective and/or less expensive alternatives to our products, our ability to obtain and maintain regulatory clearance for our products, private and government spending trends and initiatives which may among other things be adversely impacted by economic challenges such as a possible U.S. or global recession and potential adverse developments in government spending on our products and related technologies, and those risks described in the section titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our final Prospectus filed with the Securities and Exchange Commission on April 19, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

CS Investor Relations

917-633-8980

investors@unusualmachines.com